As filed with the Securities and Exchange Commission on August 27, 1999
                                                      Registration No. 333-83521



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                               Amendment No. 1 to
                         Form S-3 Registration Statement
                        Under the Securities Act of 1933


                                 --------------

                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)

                                 --------------
 WASHINGTON                                                  93-0962605
(State or other jurisdiction                                (IRS Employer
 of incorporation or organization)                           Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                                 --------------

                   Kenneth W. Johnson, Chief Financial Officer
                              Tera Computer Company
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                       (Name, address, including zip code,
               and telephone and facsimile numbers, including area
                           code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------

Title of Each         Amount                Proposed Maximum           Proposed Maximum          Amount of
Class of Securities   to be                 Offering Price Per         Aggregate Offering        Registration
Registered            Registered (1)        Share(2)                   Price (2)                 Fee(3)
--------------------  -----------------     ------------------------   ------------------------- ----------------
Common Stock,         15,859,335 shares     $5.00                      $74,882,158               $20,817
$.01 par value

-----------------------------------------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such indeterminate number of additional shares of common stock as may be issuable upon exercise of the common stock purchase warrants described herein pursuant to the provisions thereof regarding adjustment for stock dividends, stock splits or similar events.


(2) Of the shares being registered hereby, 8,835,420 are issuable upon exercise of outstanding common stock purchase warrants at an exercise price of $4.72 per share and 130,137 are issuable upon the conversion of an outstanding convertible note at $5.00 per share and an outstanding common stock purchase warrant at an exercise price of $5.00 per share. The proposed maximum offering price per share and maximum aggregate offering price for the balance of the shares being registered hereby is calculated in accordance with Rule 457(c) under the Securities Act.

(3) A filing fee of $20,355 was paid on July 23, 1999, in connection with the filing of this Registration Statement. An additional fee of $1,138 is being paid herewith in connection with the registration of an additional 433,585 shares of common stock and 433,585 shares of common stock issuable upon exercise of warrants with an exercise price of $4.72 per share.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated August 27, 1999


                              TERA COMPUTER COMPANY


                        15,859,335 shares of Common Stock



     These shares of Common Stock are being offered and sold from time to time by certain of our current shareholders.

     The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.


     Concurrent with this offering, several shareholders, including selling shareholders named in this prospectus, are offering an aggregate of 4,892,766 shares of our common stock under other prospectuses contained in registration statements filed by us.

     Our Common Stock is traded on the Nasdaq National Market under the symbol "TERA." On August 25, 1999, the closing price for our Common Stock was $5.375 per share.


                         -------------------------------


     The shares offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 filed with the Securities and Exchange Commission on August 16, 1999 and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase shares of our Common Stock.


                        -------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------

                   The date of this Prospectus is _____, 1999.

                                TABLE OF CONTENTS


Section                                                                  Page
-------                                                                  ----
Our Business ..........................................................     3
Selling Shareholders ..................................................     3
Plan of Distribution ..................................................     8
Experts ...............................................................     9
Limitation of Liability and Indemnification ...........................     9
Information Incorporated by Reference .................................    10
Available Information .................................................    11



     You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 10. Neither Tera nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.

     The shares of Common Stock are not being offered in any jurisdiction where the offering is not permitted.

                                  OUR BUSINESS

     Tera Computer Company designs, builds and sells high-performance computer systems, sometimes referred to as "supercomputers." Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is (206) 701-2000.

                              SELLING SHAREHOLDERS


     The following table sets forth certain information as of August 12, 1999 regarding the selling shareholders ownership of our common stock and as adjusted to reflect the selling shareholders ownership of out common stock if all shares covered by this prospectus are sold. The shares covered by this prospectus include:


     o shares of common stock issued to certain of the selling shareholders in a private placement in June 1999;

     o shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as part of the private placement in June 1999 for no additional consideration. All warrants are exercisable only for cash at $4.72 per share and expire in three years;

     o shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as payment for services and fees in connection with the June 1999 private placement;

     o shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders in exchange for their agreement to eliminate their rights to receive additional shares of common stock pursuant to certain "reset" rights granted by us;


     o shares of common stock, and shares of common stock issuable upon exercise of warrants, issued to certain selling shareholders in June 1999 in exchange for our 8% subordinated convertible promissory notes and warrants held thereby; and


     o shares of common stock issuable upon exercise of a warrant and conversion of a promissory note issued to Compunetics, Inc., a selling shareholder and supplier to the Company, as payment for parts and services.


     The selling shareholders' percentage of ownership after this offering is based on 23,797,854 shares of common stock that were outstanding as of August 12, 1999, and assumes no exercise of any outstanding options or warrants after August 12, 1999.

                                                                            Ownership After Offering
                                    Shares                                   if All Shares Offered
                                Owned Prior           Shares Being              Hereby Are Sold
Selling Shareholder             to Offering                Offered          Shares            Percent
-------------------             -----------           ------------       ---------            -------
                                                                                                 >
Douglas D. Adkins                    21,642                 43,284             -0-                -0-

Advantage Fund II Ltd.              723,729              1,149,675         300,000                  *

Robert M. Arnold                     21,628                 43,256             -0-                -0-

Paul Asnes                              -0-                  3,000             -0-                -0-

Banca del Gottardo                2,301,695              3,401,404       1,200,000               3.0%

Robert W. Bellano and                21,186                 42,372             -0-                -0-
Suzanne Bellano

Harvey Bibicoff                      25,000                 50,000             -0-                -0-

James A. Capwill                    211,864                423,728             -0-                -0-

Castle Creek Technology           1,059,322              2,118,644             -0-                -0-
Partners, LLC

Compunetics, Inc.                       -0-                130,137             -0-                -0-

David N. Cutler                      26,927                 43,134           5,360                  *

James J. Darr                        21,186                 42,372             -0-                -0-

Elliott Associates, L.P.            105,932                211,864             -0-                -0-

Jack Erlanger                        32,000                 73,000             -0-                -0-

Meryl Erlanger                        3,000                  6,000             -0-                -0-

Daniel J. Evans                      31,143                 21,636          20,325                  *

S. Marcus Finkle                     60,000                120,000             -0-                -0-

William T. Frantz                 1,822,007                434,688       1,604,663               4.0%

Friedlander International         1,059,322              2,118,644             -0-                -0-
Limited

Friedlander Limited                 105,932                211,864             -0-                -0-
Partnership

Richard J. Garibaldi                 31,780                 63,560             -0-                -0-

                                       -4-

Genesee Fund Limited -              523,729              1,005,580         100,000                  *
Portfolio B

Harpel Family                        46,610                 93,220             -0-                -0-
Partnership

Harpel International Ltd.            46,610                 93,220             -0-                -0-

Harpel Partners, L.P.               237,289                474,578             -0-                -0-

Harpel Select Growth,               105,932                211,864             -0-                -0-
L.P.

Harpel Ventures Partners             42,373                 84,746             -0-                -0-

Iver Heath                           10,000                 20,000             -0-                -0-

John B. Jacobs                       10,784                 21,568             -0-                -0-

Koch Industries, Inc.               400,000                271,289         400,000               1.0%

Laura M. Limber                      36,017                 72,034             -0-                -0-

Alan O. Maxwell                     266,260                 43,180         244,670                  *

Merrill Place LLC                    34,771                 69,542             -0-                -0-

Montrose Investments                635,593              1,271,186             -0-                -0-
Ltd.

Karen G. Olah                        20,000                 40,000             -0-                -0-

Timothy R. Pask                      52,966                105,932             -0-                -0-

Dov Perlysky                         15,890                 31,780             -0-                -0-

Elizabeth Reisen                     12,009                 24,018             -0-                -0-
Executrix

Elizabeth Reisen                      8,226                 16,452             -0-                -0-
Investment Ltd.

Reisen Family Investment             30,612                 61,224             -0-                -0-
Partnership

Ruki D. Renov                        52,966                105,932             -0-                -0-

Gary W. Schiele                      21,186                 42,372             -0-                -0-

                                       -5-

Seed & Berry                         21,567                 43,134             -0-                -0-

Esther Stahler                       15,890                 31,780             -0-                -0-

Stoel Rives Retirement               38,744                 43,274          17,107                  *
Plan FBO Kenneth W.
Johnson

Strong River                        211,864                423,728             -0-                -0-
Investments, Inc.

John W. Titcomb, Jr.                221,564                 43,246         199,941                  *

Gary Voigt                           31,780                 63,560             -0-                -0-

WBW Trust Number One                402,300                 86,770         358,915                  *

Westgate International,             105,932                211,864             -0-                -0-
L.P.

--------------

* Less than 1%

     The shares of common stock listed as owned by Banca del Gottardo after this offering, together with 1,311,111 shares issuable upon exercise of warrants, have been registered for offer and sale by Banca del Gottardo in a Registration Statement on Form S-3, Registration No. 333-76223. Banca del Gottardo has represented to us that it purchased our common stock and warrants for its own account and on behalf of its private banking and other clients, and that no client or group of affiliated clients owns more than one percent of our outstanding common stock.

     The shares of common stock listed as owned by Advantage Fund II Ltd., Genesee Fund Limited-Portfolio B, and Koch Industries, Inc. after this offering have been registered for offer and sale by these selling shareholders in a Registration Statement on Form S-3, Registration No. 333-83523.

     The shares of common stock listed as owned by David N. Cutler, Daniel J. Evans, John W. Titcomb, and Stoel Rives Retirement Plan FBO Kenneth W. Johnson after this offering excludes shares issuable upon exercise of outstanding options that are or will be fully exercisable by Messrs. Cutler, Evans, Titcomb, and Johnson within sixty days after the date of this prospectus. The shares of common stock listed as owned by William T. Frantz, Alan O. Maxwell, and the WBW Trust Number One after this offering excludes shares issuable upon exercise of outstanding warrants held by these selling shareholders.

     Except as set forth below, none of the selling shareholders has held any positions or office or had any other material relationship with us or any of our affiliates within the past three years:

     o David N. Cutler, Daniel J. Evans, and John W. Titcomb, Jr., are directors of Tera.

     o Kenneth W. Johnson, the beneficiary of the Stoel Rives Retirement Plan account listed as a selling shareholder, is an executive officer of Tera.

     o William T. Frantz beneficially owned more than ten percent, and each of Alan O. Maxwell and the WBW Trust Number One beneficially owned more than five percent, of our outstanding common stock within the past three years.

     o In March 1999 Tera issued an option to purchase additional shares of Common Stock to Banca del Gottardo. This option was cancelled in connection with the June 1999 private placement.


     In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate, we have agreed with the selling shareholders to file with the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933 (the "Securities Act"), a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.

                              PLAN OF DISTRIBUTION


     Tera is registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interest. Tera will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. Tera and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.


     The selling shareholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:


     o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     o ordinary brokerage transactions and transactions in which a broker solicits purchases.


     When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:


     o enter into transactions involving short sales of the shares by broker-dealers;

     o sell shares short themselves and redeliver such shares to close out their short positions;

     o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

     o loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.


     The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

     In addition to selling their shares under this prospectus, the selling shareholders may:


     o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

     o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

     o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

     Upon notification by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction. In addition, we will file a supplement to this prospectus if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares.


                                     EXPERTS

     The balance sheets of Tera Computer Company as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports with respect thereto, which includes an explanatory paragraph concerning our ability to continue as a going-concern. These financial statements have been incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to Tera or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that Tera will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tera pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under

Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

     The following documents filed with the SEC are incorporated by reference in this prospectus:


     1. Our Annual Report on Form 10-K for the year ended December 31, 1998 and Amendments 1 and 2 thereto as filed with the SEC on August 17, 1999 and August 26, 1999, respectively;

     2. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and Amendment No. 1 thereto filed with the SEC on August 16, 1999;

     3. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

     4. Our Current Report on Form 8-K for the event of May 21, 1999, as filed with the SEC on July 21, 1999;

     5. Our Current Report on Form 8-K for the event of June 25, 1999, as filed with the SEC on June 29, 1999;

     6. Our Current Report on Form 8-K for the event of June 21, 1999, as filed with the SEC on June 30, 1999;

     7. Our Current Report on Form 8-K for the event of March 22, 1999, as filed with the SEC on March 25, 1999;

     8. Our Current Report on Form 8-K for the event of March 10, 1999, as filed with the SEC on March 25, 1999; and

     9. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.


     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Tera Computer Company, 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

     The information relating to Tera contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                              AVAILABLE INFORMATION

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov or through our web site at http://www.tera.com.

     Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):


     SEC Registration fee.......................................    $    20,817

     Nasdaq listing fee.........................................    $    17,500

     Legal fees.................................................    $     8,000

     Accountant's Fees..........................................    $     3,000

     Printing Fees..............................................    $       -0-

     Miscellaneous..............................................    $       683
                                                                    -----------

     Total......................................................    $    50,000



Item 15.  Indemnification of Officers and Directors.

     Article XII of the Company's Restated Articles of Incorporation and Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

     Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16.  Exhibits.

     3.1  Restated Articles of Incorporation of the Company (1)

     3.2  Restated Bylaws of the Company (1)

     4.1 Form of Purchase Agreement, dated as of June 18, 1999, between the Company and the investors in the June 1999 Private Placement (the "Investors") (2)

     4.2  Form of Warrant, dated June 21, 1999, issued to the Investors (2)

     4.3 Form of Registration Rights Agreement, dated as of June 21, 1999, between the Company and the Investors (2)

     4.4 Amendment Agreement, dated as of June 17, 1999, between the Company and the Banca del Gottardo (2)

     4.5 Amendment Agreement, dated as of June 18, 1999, among the Company and Advantage Fund II Ltd., Genesee Fund Limited - Portfolio B, and Koch Industries, Inc. (2)

     4.6 Registration Rights Agreement, dated as of June 21, 1999, among the Company and Advantage Fund II Ltd., Genesee Fund Limited - Portfolio B, and Koch Industries, Inc. (2)


     5    Opinion on Legality (3)


     23   Consent of Deloitte & Touche LLP


     24   Power of Attorney (3)


------------------

(1) Incorporated by reference to the Company's Current Report on Form 8-K for the event of May 21, 1999, filed with the Commission on July 21, 1999.

(2) Incorporated by reference to the Company's Current Report on Form 8-K for the Event of June 21, 1999, filed with the Commission on June 30, 1999.


(3) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-83521, filed with the Commission on July 23, 1999.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-83521 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 25, 1999.


                                        TERA COMPUTER COMPANY



                                        By: /s/ JAMES E. ROTTSOLK
                                            ------------------------------------
                                            James E. Rottsolk
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 25th day of August, 1999:


Signature and Title


                 *
------------------------------------
Terren S. Peizer, Chairman
of the Board of Directors


                  *
------------------------------------        -----------------------------------
Burton J. Smith, Director                   Daniel J. Evans


                  *                                           *
------------------------------------        -----------------------------------
James E. Rottsolk                           Kenneth W. Kennedy, Director
Chief Executive Officer and Director


/s/ KENNETH W. JOHNSON                                        *
------------------------------------        -----------------------------------
Kenneth W. Johnson                          John W. Titcomb, Jr., Director
Chief Financial Officer


/s/ PHILISSA SARGIN                                           *
------------------------------------        -----------------------------------
Philissa Sargin                             David N. Cutler, Director
Chief Accounting Officer


* By: /s/ JAMES E. ROTTSOLK
      -------------------------------
      James E. Rottsolk
      Attorney-in-Fact